                                                                 Exhibit 23.1

              CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2000, except as to the effect of the Distribution described in Note 2 which is as of June 15, 2000 and Note 15 which is as of May 17, 2000, relating to the consolidated financial statements of The Dun & Bradstreet Corporation and its subsidiaries at December 31, 1999 and December 31, 1998 and for the three years ended December 31, 1999 which appears in The New D&B Corporation's Registration Statement on Form 10/A-3.



/s/PricewaterhouseCoopers LLP
_____________________________
PricewaterhouseCoopers LLP

New York, New York
September 27, 2000



























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